EXHIBIT 10.1

CONSULTING AGREEMENT
The following shall set forth our memorandum of understanding regarding my representation of your interests in any legal matters referred to me by you:

     1. Initial representation compensation for Pangea shall be paid in the form of 100,000 shares of free trading stock. These shares will be registered under an S8 plan and will be provided to me as soon as possible.
     2. I shall be available to you for consultation relative to the above at such time as necessary.
     3. The foregoing shall continue for a reasonable period until such time as the undersigned (Richard Markle) feels the maximum amount of service has been tendered.
     4. Prior to undertaking any other representation, whether personal or corporate, such undertaking shall be agreed upon at the time of undertaking.
     5. In addition to the above, I shall be available to you and your personnel via the telephone for advice as needed.
     6. You, Charles Pollock, shall have the option of placing me, Richard Markle, on agreed retainer or compensating me, Richard Markle, on a hoc basis, per matter.

Both parties to this agreement shall have the privilege of withdrawing from this Letter of Agreement by giving the other party thirty (30) days notice of withdraw without suffering penalty or detriment.

PANGEA PETROLEUM CORPORATION

BY:  /s/  CHARLES B. POLLOCK
------------------------------
        CHARLES B. POLLOCK
        CHAIRMAN AND CEO
/s/  RICHARD W. MARKLE
------------------------------
     RICHARD W. MARKLE


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